Exhibit (h)(3)

AMENDMENT 5 TO THE SEVICE AGREEMENT WITH THE ADMINISTRATOR

This amendment (the “Amendment”) between the parties signing below (the “Parties”) amends the Existing Agreement as of July ___, 2023 (the “Effective Date”):

Term	Means
“Existing Agreement”	The Services Agreement by and among ALPS, Trust and Investment Adviser, dated January 27, 2021, as amended
“ALPS”	ALPS Fund Services, Inc.
“Trust”	GraniteShares ETF Trust
“Investment Adviser”	GraniteShares Advisors LLC

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment includes the amendments in Schedule A and general terms in Schedule B.

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized representatives.

ALPS Fund Services, Inc.		GraniteShares ETF Trust

By:	/s/ Kenneth Fullerton	By:	/s/ William Rhind
Name:	Kenneth Fullerton	Name:	William Rhind
Title:	Authorized Representative	Title:	President

GraniteShares Advisors LLC

By:	/s/ William Rhind
Name:	William Rhind
Title:	CEO